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                                                                 EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, made as of the 1st day of November, 1992, is by and between Hydro Environmental Services Limited Partnership, a Delaware limited partnership ("Employer"), and J. Pat DeBusk ("Employee").

         WHEREAS, Employer desires to continue to employ Employee in Employer's business (the "Business"); and

         WHEREAS, Employer desires to continue such employment with Employer;

         NOW THEREFORE, in consideration of the premises, the full and faithful performance of the respective agreements herein contained, and the discharge of the respective obligations herein imposed, the parties mutually covenant and agree that in lieu of all prior agreements between the parties relating thereto, Employer will continue such employment and enter into certain covenants for the protection of trade secrets and confidential information of Employer, all upon the terms and conditions hereinafter set forth:

         1.      Term.    Subject to the provisions for termination hereinafter
set forth, the term of this Agreement shall be for the period from November 1, 1992 through October 31, 1993 (the "Term"), unless earlier terminated by Employee's death or disability. This Agreement shall be renewed automatically on a year to year basis upon expiration of the Term or any renewal Term hereof, on the conditions herein set forth, unless either party gives notice under paragraph 10 to the other party, within thirty (30) days prior to expiration of any term, of such party's election not to so renew this Agreement.

         2. Duties. Employee shall have those duties and responsibilities which are assigned to him during the Term. Employee agrees to perform faithfully the duties assigned to him to the best of his ability.

         The Employee agrees to provide his best advice, information, judgment and knowledge with respect to the Business, and Employee warrants that he is free to enter into the terms of this Agreement, that he has no obligations inconsistent herewith, and that he will devote his full time and best efforts to the Business.

         Employee shall serve Employer loyally, diligently and effectively, and shall at all times exert his best efforts to promote the success of the Business' activities as hereinabove stated. Employee shall devote all his time, energy and ability to the interests of Employer and to the discharge of his duties and responsibilities in an efficient, trustworthy and businesslike manner. He shall do nothing which will in any way impair or prejudice the name or reputation of Employer.
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         3.      Compensation.    Subject to the performance by Employee of the
foregoing duties, Employer agrees to compensate Employee during the Term at the rate of $138,000 per annum, payable in accordance with the payroll policy of Employer, but not less than once a month. Employer may from time to time change the amount of such compensation; provided, however, that Employee's compensation may not be reduced without his written consent. In addition, Employee may be paid bonuses in such amounts, at such times and on such basis as Employer may from time to time, in its absolute discretion, determine.

         As authorized from time to time by either the Chief Executive Officer or the President of Employer, Employee may incur reasonable expenses in furtherance of the Business of Employer, including, without limitation, expenses for entertainment, travel and similar items. Employer will reimburse Employee for all such expenses upon presentation by Employee of an itemized account together with supporting receipts for such expenditures in accordance with the rules, practices, and policies established from time to time by Employer.

         4.      Employee Covenants.    At all times during the Term, and
thereafter, Employee agrees as provided below:

                 (a) Employee understands that Employer's business interests require a confidential relationship between Employer and its employees, the protection and confidential treatment of its employees, of its inventions, trade secrets, know-how, programs and other knowledge of its business, including the Business (hereinafter collectively termed "Information") whether or not conceived or learned by its employees in the course of their employment. Accordingly, Employee shall keep confidential and treat confidentially all Information, whether patentable, patented, or not, and shall not use or aid others in using the Information in competition with Employer, this obligation to exist both during and after termination of Employee's employment by Employer pursuant to this Agreement and for so long as any Information remains legally protectable as to persons receiving it in a confidential relationship.

                 (b) Employee will disclose to Employer every significant item of Information relating to Employer's interests and will disclose in writing every invention while under the employ of Employer and which reasonably relates to the Business.

                 (c) Upon Employer's request, either during or after termination of his employment, but without expense to him, Employee will execute any and all patent applications, assignments, and other legal instruments that Employer shall deem necessary for the protection of the Information; he will render aid and assistance in all proceedings pertaining to





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         such property, and will, in general, cooperate with all lawful efforts by Employer to protect the Information.

                 (d) Upon termination of employment, or from time to time during the Term as Employer may request, Employee will surrender to Employer all papers, documents, writings, illustrations, models and other property produced thereby or coming into his possession by or through his employment with Employer and Employee agrees that all such materials are at all times Employer's property.

                 (e) Employee acknowledges and affirms that Employer at its expense has provided to the Employee unique and specialized training. The Employee further acknowledges that such training was provided to Employee at Employer's expense to enhance Employee's knowledge of and contacts in the petrochemical and refining industries.

                 (f) During the Term and for an additional period of one year (two years if the Employee voluntarily terminates his Employment with Employer) immediately following the term of Employment (the "Restriction Period"), Employee shall not, directly or indirectly, (i) induce any employee of Employer to terminate his employment with Employer, (ii) hire any such employee, (iii) call upon or solicit, with the intent to divert or take away, or divert or take away any clients, customers, or accounts of Employer or otherwise interfere or compete with Employer in connection with such clients, customers, and accounts, or (iv) in his own behalf or as a partner, officer, director, employee, agent, consultant or stockholder (other than as a holder of less than 1% of the outstanding capital stock of any corporation with a class of equity securities registered under Section 12(b) or 12(g)of the Securities Exchange Act of 1934, as amended) engage in, invest in, or render services to any person or entity engaged in the businesses in which Employer is then engaged, in any county or parish of any state of the United States in which Employer or any of its subsidiaries or affiliates conducts such business. The parties intend that the covenants contained in this section 4(f) shall be deemed to be a series of separate covenants, one for each county or parish in each state of the United States and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this section 4(f). If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in this section 4(f) because the time limit is too long, it is expressly understood and agreed between the parties hereto that for the purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in





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         this section 4(f) because they are more extensive (whether as to geographic area, scope of business or otherwise) than necessary to protect the business and goodwill of Employer or any of its subsidiaries or affiliates, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

                 (g) Employee acknowledges that, in view of the nature of the business in which the Employer is engaged, the restrictions contained in this paragraph 4, (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Employer, and that any violation thereof would result in irreparable injuries to the Employer, and Employee therefore further acknowledges that, in the event Employee violates, or threatens to violate, any of such Restrictions, the Employer shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Employer may be entitled. The legitimate interests of the Employer include, but are not limited to, the identity of customers, the special needs and requirements of customers, pricing strategies, cost factors and bidding strategies.

                 (h) If any Restriction under this paragraph 4, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or the area specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

                 (i) If Employee violates any of the Restrictions, the applicable restrictive period shall be tolled from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the reasonable satisfaction of the Employer.





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         5.      Termination.

                 (a) This Agreement may be terminated prior to the expiration of its Term by (i) the Employer at any time or (ii) the Employee at any time after expiration of the first six months of this Agreement (the "Initial Term"), by written notice to the other. If such termination is by the Employee for any reason or by the Employer for Cause (as such term is hereinafter defined), all of the Employee's rights to compensation under Section 3 above shall terminate upon such termination, except amounts accrued in respect of periods prior to such termination.

         If such termination is by the Employer without Cause, the Employer shall pay to the Employee, in addition to amounts accrued in respect of periods prior to such termination:

                        (i) if such termination occurs during the Initial Term, an amount equal to the amount that would otherwise be payable to the Employee under this Agreement during (X) the remainder of the Initial Term or (Y) the next six months following the date of such termination, whichever is greater, or

                        (ii) if such termination occurs following the Initial term, an amount equal to the amount that would otherwise be payable under this Agreement during the next six months following the date of such termination.

         In either case, such amount will be based on the Base Salary then in effect and payable in installments as if the employment of Employee had continued through the applicable number of months. "Cause" shall mean (i) failure by the Employee to perform assigned duties in a manner which is satisfactory to the Employer, (ii) a material breach by Employee of any of his obligations hereunder, (iii) fraud or willful misconduct on the part of the Employee, or (iv) conviction of the Employee for fraud, misappropriation, embezzlement, or any felony.

                 (b) If the Employee shall die during the term of this Agreement, this Agreement shall automatically terminate, and no further compensation shall be payable to Employee hereunder.

                 (c) If the Employee is unable to discharge his duties hereunder for a period of two consecutive months by reason of physical or mental illness, injury or incapacity, the Employer may, by written notice to the Employee, terminate this Agreement and no further compensation shall be payable to Employee hereunder.





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         6.      Severability.    In case any term, phrase, clause, paragraph,
restriction, covenant or agreement herein contained shall be held to be invalid or unenforceable, the same shall be severed, and it is hereby agreed that the same are meant to be severable, and shall not defeat or impair the remaining provisions hereof.

         7. Waiver. A waiver by any party hereto of a breach of any provision of this Agreement, or of any duties imposed upon any party hereto by law, or of any other clauses hereof, shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by any party.

         8.      Assignment and Construction.      This Agreement shall bind
and inure to the benefit of Employer, its successors and assigns, and Employee, his heirs and personal representatives. Construction of the terms of this Agreement shall be governed by the laws of the State of Texas.

         9.      Relationship Between the Parties.          Employee shall be
considered and treated as having an employee status, and shall be entitled, to the extent he is eligible, to participate in any plans, arrangements or distribution of and by Employer pertaining to or in connection with any pension, bonus, profit-sharing, or similar benefits and life, health, accident and disability insurance or benefits, or similar employee fringe benefits for employees of Employer. All fees, compensation and other things of value, charged by Employer and received or realized as a result of the rendition of services by Employee on behalf of Employer shall belong to and be paid and delivered forthwith to Employer.

         10.     Notices.         Any and all notices provided for herein shall
be in writing and shall be considered as properly given if delivered to the party, or sent by certified mail, return receipt requested, at the addresses set out below under their names.

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         EXECUTED in duplicate originals as of the date and year first above written.

                                       Employer:

                                       HYDRO ENVIRONMENTAL SERVICES
                                       LIMITED PARTNERSHIP

                                       By:    HES Management, Inc., a
                                              Delaware corporation and sole
                                              general partner of Hydro
                                              Environmental Services Limited
                                              Partnership

                                       BY:    /s/ B. TOM CARTER, JR.
                                          ----------------------------------
                                              B. Tom Carter, Jr.
                                              Chairman and Chief
                                              Executive officer

                                       Address:

                                       c/o    HES Management, Inc.
                                              5956 Sherry Lane
                                              Suite 930
                                              Dallas, TX 75225-8025
                                              Telecopy # 214-361-4715
                                              Confirming # 214-691-0196

                                       Employee:


                                             /s/ J. PAT DEBUSK
                                       -----------------------------------
                                                 J. Pat DeBusk

                                       Address:  5203 Lymbar
                                                 Houston, Texas 77096





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